EXHIBIT 23.1

                                               2700 N. Military Trail, Suite 200
                                                            Boca Raton, FL 33431

                                                                            Tel.
                                                                    561-939-1279
                                                                            Fax.
                                                                    561-826-8100
                                                        e-mail:info@sherbcpa.com

                                                 Offices in New York and Florida
________________________________________________________________________________
Certified Public Accountants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 and SB-2) of Newport International Group, Inc. and the related prospectuses of our audit report dated February 16, 2005 with respect to the consolidated balance sheet at December 31, 2004 and the consolidated statements of operations, shareholders' equity and cash flows of Newport International Group, Inc. and its subsidiary for the years ended December 31, 2004 and 2003 in the form 10-KSB for the year ended December 31, 2004.




                                                        /s/ Sherb & Co., LLP
                                                Certified Public Accountants


New York, New York
March 30, 2005